UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 27, 2017

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-37778	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 22, 2017, the Board of Directors (the “Board”) of HarborOne Bancorp, Inc. (the “Company”) appointed William A. Payne as a Director of the Company, filling a vacancy created by an expansion of the Board.  Mr. Payne will serve as a Class II Director with a term expiring on the date of the Company’s annual meeting of shareholders in 2018.  The Board has determined that Mr. Payne will not be appointed to any committees of the Board at this time.

Mr. Payne is a principle and co-founder of PRW Wealth Management, LLC, an independent registered investment adviser serving the planning needs of both the mid-market corporate marketplace and high net worth individuals and families for over 25 years.  There is no arrangement or understanding between Mr. Payne and any other person pursuant to which Mr. Payne was appointed to the Board.  Mr. Payne is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Number	Description

99.1	Press release dated March 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Joseph F. Casey
	Name:	Joseph F. Casey
	Title:	Executive Vice President,
Chief Operating Officer, Chief Financial Officer, Treasurer and Director

Date: March 27, 2017

EXHIBIT INDEX

Number	Description

99.1	Press release dated March 27, 2017